UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported: January 14, 2015

Viggle Inc.
(Exact name of Registrant as Specified in its Charter)

Delaware	0-13803	33-0637631
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

902 Broadway, 11th Floor New York, New York (Address of principal executive offices)	10010 (Zip Code)

(212) 231-0092
(Registrant’s Telephone Number, including Area Code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions ( see General Instruction A.2 below):

☐             Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐              Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐             Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17  CFR 240.14d-2(b)).

☐             Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01 Entry into a Material Definitive Agreement.
On January 14, 2015, Robert F.X. Sillerman, the Executive Chairman and Chief Executive Officer of Viggle Inc. (the “Company”) made an unsecured demand loan (the “New Loan”) to the Company totaling $2,000,000, bearing interest at the rate of 12% per annum. As previously reported in the Current Report on Form 8-K filed by the Company on December 24, 2014, Mr. Sillerman had previously made an unsecured demand loan to the Company of $2,000,000 on December 19, 2014 (the “Previous Loan”, and together with the New Loan, the “Loans”). Therefore, the outstanding principal amount of the Loans is $4,000,000.

The foregoing description of the New Loan is not complete and is qualified in its entirety by reference to the full text of the form of Demand Promissory Note which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

The Company intends to use the proceeds from the New Loan to fund working capital requirements and for general corporate purposes. Because Mr. Sillerman is a director, executive officer and greater than 10% stockholder of the Company, a majority of the Company’s independent directors approved the transaction.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information required by this item is incorporated by reference from Item 1.01 above.

Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.    Description
10.1        Form of Promissory Note

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIGGLE INC. By:/s/ Mitchell J. Nelson
Name:Mitchell J. Nelson Title: Executive Vice President and Secretary
DATE: January 21, 2015

INDEX TO EXHIBITS

Exhibit No.	Description
10.1	Form of Promissory Note